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                                                                    EXHIBIT 4.12

                              AMENDED AND RESTATED
                              CERTIFICATE OF TRUST
                                       OF
                          BANCORPSOUTH CAPITAL TRUST I

         THIS Amended and Restated Certificate of Trust of BancorpSouth Capital Trust I (the "Trust"), dated as of October 31, 2001, is being duly executed and filed by the undersigned, as trustees, to amend and restate the Certificate of Trust of the Trust, which was filed with the Secretary of State of the State of Delaware on August 22, 1997, under the Delaware Business Trust Act (12 Del. C. ss. 3801 et seq.) (the "Act").

         The original Certificate of Trust of the Trust is hereby amended and restated in its entirety, pursuant to Section 3810(c)(1) of the Act, to read as follows:

         1. Name. The name of the business trust formed and continued hereby is BancorpSouth Capital Trust I.

         2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware are The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware 19711.

         3. Effective Date. This Amended and Restated Certificate of Trust shall be effective upon filing.


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                  IN WITNESS WHEREOF, the undersigned, being the trustees of the
Trust, have duly executed this Amended and Restated Certificate of Trust in accordance with Section 3811(a)(2) of the Act.

                                    THE BANK OF NEW YORK (DELAWARE), not in its individual capacity but solely as trustee of the Trust



                                    By:    /s/ William T. Lewis
                                           ------------------------------------
                                    Name:
                                           ------------------------------------
                                    Title: WILLIAM T. LEWIS, SVP
                                           ------------------------------------

                                    THE BANK OF NEW YORK, not in its individual capacity but solely as trustee of the Trust



                                    By:    /s/ Robert A. Massimillo
                                           ------------------------------------
                                    Name:  Robert A. Massimillo
                                           ------------------------------------
                                    Title: VICE PRESIDENT
                                           ------------------------------------



                                    /s/ Aubrey B. Patterson
                                    -------------------------------------------
                                    AUBREY B. PATTERSON, not in his
                                    individual capacity but solely as trustee
                                    of the Trust



                                    /s/ L. Nash Allen, Jr.
                                    -------------------------------------------
                                    L. NASH ALLEN, JR., not in his individual
                                    capacity but solely as trustee of the Trust